Exhibit 23.1



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                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this registration statement of Triangle Bancorp, Inc. on Form S-8 (File No. 333-_____________) of our report dated January 19, 1998 on our audits of the consolidated financial statements of Triangle Bancorp, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report has been incorporated by reference in Triangle Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.

Raleigh, North Carolina
May 22, 1998

                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ____________________________
                                                    COOPERS & LYBRAND L.L.P.